UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2010

ROCKY BRANDS, INC.
(Exact name of registrant as specifıed in its charter)

Ohio	0-21026	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code	(740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 19, 2010, Rocky Brands, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into Amendment No. 3 to the Amended and Restated Loan and Security Agreement (the “Amendment”) with GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders (“GMAC CF”), Bank of America, N.A., as syndication agent, and Charter One Bank, N.A., as documentation agent.  A copy of the Amended and Restated Loan and Security Agreement between the Borrowers and GMAC CF (the “Loan Agreement”) was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated May 25, 2007, filed with the Securities and Exchange Commission on May 30, 2007, and is incorporated herein by reference.  A copy of Amendment No. 2 to the Loan and Security Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated March 31, 2009, filed with the Commission on April 3, 2009, and is incorporated herein by reference.  (All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.)

The Amendment reflects Borrowers desire to prepay all or a portion of the outstanding Second Priority Senior Secured Notes within the period commencing on May 19, 2010 and continuing through December 31, 2010 (the “Prepayment Period”).  In addition to provisions under the existing Amended and Restated Loan and Security Agreement, as amended, that authorize the prepayment of all or any portion of the Second Priority Senior Secured Notes, the Amendment provides that Borrowers may at any time during the Prepayment Period utilize up to $15,225,000 in additional Loans to prepay a portion of the Second Priority Senior Secured Notes, subject to certain conditions.  The Amendment further reduces Borrower’s Undrawn Availability requirement from $5,000,000 to $4,000,000.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.  A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, the board of directors of the Company increased the number of authorized directors to nine and elected David Sharp, the Company’s President and Chief Operating Officer, as a Class II director.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, the Company held its annual meeting of shareholders.  The following directors were elected at the meeting according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Non Votes
J. Patrick Campbell	1,072,336	1,656,730	2,279,340
Michael L. Finn	1,072,152	1,656,914	2,279,340
G. Courtney Haning	1,072,336	1,656,730	2,279,340
Curtis A. Loveland	977,301	1,751,765	2,279,340

Also at the annual meeting of shareholders, the shareholders ratified the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 according to the vote tabulation described below:

	Votes For	Votes Against	Abstain	Non Votes
Ratification of Selection of Accounting Firm	4,968,878	21,030	18,498	0

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of May 19, 2010, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, Lehigh Outfitters, LLC, and Rocky Brands International, LLC, as Borrowers, GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders, Bank of America, N.A., as syndication agent, and Charter One Bank, N.A., as documentation agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: May 25, 2010	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of May 19, 2010, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, Lehigh Outfitters, LLC, and Rocky Brands International, LLC, as Borrowers, GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders, Bank of America, N.A., as syndication agent, and Charter One Bank, N.A., as documentation agent